UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2021

 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On March 30, 2021, Oasis Petroleum Inc. (the “Company”) consummated the transactions contemplated by the Contribution and Simplification Agreement (the “Contribution and Simplification Agreement”), dated as of March 22, 2021, by and among Oasis Midstream Partners LP, a Delaware limited partnership (the “Partnership”), OMS Holdings LLC, a Delaware limited liability company (“OMS Holdings”), Oasis Midstream Services LLC, a Delaware limited liability company (“OMS”), OMP GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), OMP Operating LLC, a Delaware limited liability company (“OMP Operating”), OMP DevCo Holdings Corp., a Delaware corporation (“OMP DevCo Holdings”), Beartooth DevCo LLC, a Delaware limited liability company (“Beartooth DevCo”), Bobcat DevCo LLC, a Delaware limited liability company (“Bobcat DevCo”), OMS Holdings Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of OMS Holdings (“GP Merger Sub”), and for limited purposes set forth therein, the Company.
Pursuant to the Contribution and Simplification Agreement, among other things, (a) the Company caused OMS to contribute to OMP Operating, as the designee of the Partnership, (i) its remaining 64.7% limited liability company interest in Bobcat DevCo and (ii) its remaining 30% limited liability company interest in Beartooth DevCo (the “Contributed Assets”), and the Partnership paid to OMS Holdings consideration (the “Total Consideration”) composed of (x) a cash distribution in an aggregate amount equal to $231.5 million, sourced from the net proceeds of the offering of the Partnership’s 8.00% senior unsecured notes due 2029 (the “Notes”) and (y) 12,949,644 common units representing limited partner interests in the Partnership (“Common Units”) (collectively, the “Acquisition”) (b) the Partnership and the General Partner caused the Incentive Distribution Rights (as defined in the Contribution and Simplification Agreement) to be cancelled and converted into 1,850,356 Common Units (the “IDR Elimination” and such Common Units, the “IDR Conversion Common Units”), and (c) GP Merger Sub merged with and into the General Partner, with the General Partner surviving such merger (the “GP Merger”) and, in connection with the GP Merger, Class A Units and Class B Units representing membership interests in the General Partner were automatically converted into, and thereafter represented the right to receive, the IDR Conversion Common Units on a pro rata basis, and the IDR Conversion Common Units were distributed to the holders of such Class A Units and Class B Units, such that following the GP Merger, OMS Holdings is the sole member of the General Partner (the foregoing clauses (a), (b) and (c), the “Contribution and Simplification Transactions”). The Contribution and Simplification Agreement also implemented, among other things, a right of first refusal in favor of the Partnership with respect to midstream opportunities in the Painted Woods and City of Williston operating areas of the Company and the amendment and restatement of the (x) agreement of limited partnership of the Partnership and (y) limited liability company agreement of the General Partner to reflect the GP Merger transactions.
The effective date for the Acquisition is January 1, 2021. As a result of the Contribution and Simplification Transactions, the Company no longer owns any of the limited liability company interests of Bobcat DevCo or Beartooth DevCo.
The Contribution and Simplification Transactions were evaluated for their fairness and approved by the conflicts committee (the “Conflicts Committee”) of the board of directors of the General Partner (the “Board of Directors”). The Conflicts Committee, which is composed entirely of independent members of the Board of Directors, retained an independent financial advisor and legal counsel to assist it in evaluating the such transactions. In approving the transactions contemplated by the Contribution and Simplification Agreement, the Conflicts Committee based its decisions in part on an opinion from its independent financial advisor that the total consideration to be paid by the Partnership in connection with such transactions is fair, from a financial point of view, to the Partnership and to holders of the Common Units other than the Company and its affiliates.
Each of the parties to the Contribution and Simplification Agreement (other than the Company) is a direct or indirect subsidiary of the Company. As a result, certain individuals, including officers and directors of the Company, OMS Holdings and the General Partner, serve as officers and/or directors of more than one of such other entities. As a result of the Contribution and Simplification Transactions, the Company owns, through its indirect, wholly owned subsidiary OMS Holdings, 37,469,220 Common Units, which includes the 14,644,220 Common Units issued in connection with the Contribution and Simplification Transactions. OMS Holdings also owns a non-economic general partner interest in the Partnership through its ownership of the General Partner.
The Company or its subsidiaries are party to various gathering, service and revenue agreements with the Partnership or its subsidiaries for the provision of midstream services. In addition, the Company is the Partnership’s largest customer and the Partnership derives substantially all of its revenue from the Company.

The foregoing description of the Contribution and Simplification Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Contribution and Simplification Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K of the Company filed on March 22, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed, the Company is party to that certain Credit Agreement dated as of November 19, 2020, by and among the Company, Oasis Petroleum LLC, a Delaware limited liability company (“OP LLC”), Oasis Petroleum North America LLC, a Delaware limited liability company (“OPNA”), Wells Fargo Bank, N.A., as administrative agent (“Agent”) and the other parties party thereto (the “Credit Agreement”). On March 22, 2021, the Company entered into the Second Amendment to Credit Agreement together, with the other parties party thereto, to amend the Credit Agreement (the “Second Amendment”).
On March 30, 2021, following the satisfaction of certain conditions, the Second Amendment concurrently amended the Credit Agreement to (i) decrease the aggregate lender commitments under the Credit Agreement to $450,000,000, (ii) provide the ability to initiate certain share-repurchases, (iii) reduce the rolling hedging requirement and add incremental flexibility to allow for restructuring of existing hedge positions, (iv) decrease the LIBOR floor from 1.00% to 0.25%, (v) make conforming changes related to the organizational adjustments effected pursuant to the Contribution and Simplification Transactions, (vi) grant limited waivers to applicable provisions of the Credit Agreement to permit the Contribution and Simplification Transactions and (vii) provide for improvements in certain terms based on recent market developments.
The foregoing description of the Second Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Second Amendment, a copy of which was attached as Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on March 22, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: April 1, 2021	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

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